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                                     EXHIBIT 24.3


                                  POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENT, that the undersigned, Patrick J. Lavelle, constitutes and appoints Yehoram Uziel and Robert E. Kassel, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-KSB, Annual Report of Soligen Technologies, Inc., a Wyoming Corporation, for the fiscal year ended March 31, 1997, and any amendments or supplements thereto, and to file this Power of Attorney and the Form 10-KSB, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, the Superintendent of the British Columbia Securities Commission, the American Stock Exchange and the Vancouver Stock Exchange, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-fact and agents, or his substitutes, may do or cause to be done by virtue hereof.

     Dated this   19th  day of June 1997
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Signature




/s/ PATRICK J. LAVELLE
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Patrick J. Lavelle, Director